Exhibit 10.21

For International Optionees Only

RESTORATION ROBOTICS, INC.

2005 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of Restoration Robotics, Inc. (the “Company”) as follows:

Board Approval Date:

Date of Grant:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:

Expiration Date:

Vesting Commencement Date:

Vesting/Exercise Schedule:	So long as your employment or consulting relationship with the Company continues, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: twenty-five percent (25%) of the total number of Shares subject to the Option shall vest and become exercisable on the one year anniversary of the Vesting Commencement Date and one forty-eighth (1/48th) of the total number of Shares subject to the Option shall vest and become exercisable each month thereafter.

Termination Period:	This Option may be exercised for 90 days after termination of employment or consulting relationship except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). Optionee is responsible for keeping track of these exercise periods following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such periods.

Transferability:	This Option may not be transferred.

For International Optionees Only

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Restoration Robotics, Inc. 2005 Stock Plan, the special provisions for your country of residence, if applicable, attached to the Stock Option Agreement as Exhibit A, and the Stock Option Agreement, each of which are attached and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

OPTIONEE	RESTORATION ROBOTICS, INC.:

By:

Name:

Date	Title:

RESTORATION ROBOTICS, INC.

2005 STOCK PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. Restoration Robotics, Inc., a Delaware corporation (the “Company”), hereby grants to                      (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Restoration Robotics, Inc. 2005 Stock Plan (the “Plan”) adopted by the Company and the special provisions for Optionee’s country of residence, if applicable, attached hereto as Exhibit A, (the “Foreign Appendix”), each of which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement and the Foreign Appendix shall have the meanings defined in the Plan.

2. Designation of Option. This Option is intended to be a Nonstatutory Stock Option.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 10 of the Plan and the Foreign Appendix, if applicable, as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Exercise Notice attached hereto as Exhibit B, or any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

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(ii) As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state, foreign or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) cash or check;

(b) cancellation of indebtedness;

(c) prior to the date, if any, upon which the Common Stock becomes a Listed Security, by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised. In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by Optionee for at least the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes on the date of surrender; or

(d) following the date, if any, upon which the Common Stock is a Listed Security, and if the Company is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes).

5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

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(a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s disability or death, Optionee may, to the extent Optionee is vested in the Option Shares at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set forth in the Notice.

(b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s disability, Optionee may, but only within twelve months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.

(ii) Death of Optionee. In the event of the death of Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (b) within thirty (30) days after Optionee’s Termination Date, the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein, in the Foreign Appendix, if applicable, and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and

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provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. . In the event of any inconsistency between the Plan and/or this Agreement with the Foreign Appendix, the terms of the Foreign Appendix shall control. The Option, including the Plan and the Foreign Appendix, if applicable, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter. Optionee may only exercise his or her rights in respect of the Plan, this Agreement and this Option to the extent that it would be lawful to do so, and the Company would not, in connection with this Option, be in breach of the laws of any jurisdiction to which Optionee may be subject. Optionee shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and a participation by Optionee in the Plan shall be on the basis of a warranty by Optionee that Optionee may lawfully so participate without the Company being in breach of the laws of any such jurisdiction.

9. Data Privacy Waiver. By acceptance of this Option, Optionee acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, Optionee’s employer and the Company’s other Subsidiaries (all together, the “Company Entities”) hold certain personal information, including Optionee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to third parties in the course of its or their business, including for the purpose of assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, Asia or elsewhere in the world, which Optionee separately and expressly consents to, accepting that outside Asia, the United States, the European Economic Area or elsewhere in the world, data protection laws may not be as protective as within. Optionee hereby authorizes the Company Entities and all such third parties to receive, possess, use, retain, process and transfer the Data, in electronic or other form, in the course of the Company Entities respective businesses, including for the purposes of implementing, administering and managing participation in the Plan, and including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Optionee to a third party with whom Optionee may have elected to have payment made pursuant to the Plan. Optionee may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local H.R. Director; however, withdrawing the consent may affect Optionee’s ability to participate in the Plan and receive the benefits intended by this Option. Data will only be held as long as necessary to implement, administer and manage Optionee’s participation in the Plan and any subsequent claims or rights.

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10. Rules Particular To Specific Countries.

(a) Generally. Optionee shall, if required by the Plan Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax Liability (as defined below), including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Optionee. For purposes of this Section 11, “Tax Liability” shall mean any and all liability under applicable non-U.S. laws, rules or regulations from any income tax, the Company’s (or a Subsidiary’s) NICs, FBT or similar liability and Optionee’s NICs, FBT or similar liability under non-U.S. laws that are attributable to: (A) the grant or exercise of, or any other benefit derived by Optionee from the Option; (B) the acquisition by Optionee of the Shares on exercise of the Option; or (C) the disposal of any Shares acquired upon exercise of the Option.

(b) Tax Indemnity. Optionee shall indemnify and keep indemnified the Company and any of its Subsidiaries from and against any Tax Liability.

11. Special Provisions for Stock Options Granted to Participants Outside the U.S. If Optionee performs services for the Company outside of the United States, this Option shall be subject to the special provisions, if any, for Optionee’s country of residence, as set forth in the Foreign Appendix.

(a) If Optionee relocates to one of the countries included in the Foreign Appendix during the life of this Option, the special provisions for such country shall apply to Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

(b) The Company reserves the right to impose other requirements on this Option and the Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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For International Optionees Only

EXHIBIT A

TO STOCK OPTION AGREEMENT

RESTORATION ROBOTICS, INC.

SPECIAL PROVISIONS FOR STOCK OPTIONS GRANTED TO PARTICIPANTS OUTSIDE THE U.S.

This Exhibit A includes special terms and conditions applicable to Optionees in the countries below. These terms and conditions are in addition to those set forth in the Stock Option Agreement (the “Agreement”) and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This Foreign Appendix also includes information relating to exchange control and other issues of which Optionee should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of Optionee, and the Company is not in a position to assure Optionee of any particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Optionee is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Optionee.

COSTA RICA

Country-specific terms are provided immediately below and in the Appendix for Costa Rica attached to the Plan.

The following provisions are added as Sections 12 and 13 of the Agreement:

12. Taxes/Withholding. Each Optionee shall be liable for any employer’s Costa Rican taxes or contributions to any government agency, excluding social security obligations, in respect of the grant, exercise, release or assignment of any Option or the acquisition, sale or other disposition of any Shares issued upon exercise of an Option and the Company may require, as a condition of exercise, that any liability it or any parent or Subsidiary has to account for Costa Rican income or salary taxes or contributions to any governmental agency, excluding social security obligations, or any other federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an award granted pursuant to this Plan be satisfied by any of the following means (in addition to the Company’s or any parent’s or Subsidiary’s right to withhold from any compensation paid or payable to Optionee an amount sufficient to satisfy such taxes and any withholding obligations;) or by a combination of such means: (i) Optionee’s tender of a cash payment in an amount sufficient to satisfy such taxes and any withholding obligations; (ii) Optionee’s authorization of the Company or any parent or Subsidiary to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to Optionee as a result of the exercise or acquisition of Common Stock under the award having a Fair Market Value equal to an amount sufficient to satisfy such taxes and any withholding obligations; provided, however, that no shares of Common Stock will be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) the Optionee’s delivery of owned and unencumbered shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such taxes and any withholding obligations.

13. Acknowledgment of Nature of Plan and Option. In accepting this Option, Optionee acknowledges that:

(a) for labor law purposes, the Option and the Shares subject to the Option are an extraordinary item that does not constitute wages of any kind for services of any kind rendered to the Company or to Optionee’s employer, and the award of the Option is outside the scope of Optionee’s employment contract, if any;

(b) for labor law purposes, the Option and the Shares subject to the Option are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, its parent, or any Subsidiary or affiliate of the Company;

(c) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(d) neither the Option nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Optionee any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or affiliate;

(e) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(f) if the underlying Shares do not increase in value, the Option will have no value;

(g) if Optionee exercises the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the exercise price of the Option;

(h) in consideration of the grant of the Option hereunder, no claim or entitlement to compensation or damages arises from termination of the Option, and no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or an affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and Optionee’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim; and

(i) in the event of termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s rights to vest in the Option under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Committee shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of Optionee’s Option.

HONG KONG

Country-specific terms are provided immediately below and in the Appendix for Hong Kong attached to the Plan.

The following provisions are added as Sections 12, 13, 14 and 15 of the Agreement:

12. Acknowledgment of Nature of Plan and Option. In accepting this Agreement, Optionee acknowledges that:

(a) for labor law purposes, the Option and the Shares subject to the Option are an extraordinary item that does not constitute wages of any kind for services of any kind rendered to the Company or to Optionee’s employer, and the award of the Option is outside the scope of Optionee’s employment contract, if any;

(b) for labor law purposes, the Option and the Shares subject to the Option are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, its parent, or any Subsidiary or affiliate of the Company;

(c) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(d) neither the Option nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Optionee any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or affiliate;

(e) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(f) if the underlying Shares do not increase in value, the Option will have no value;

(g) if Optionee exercises the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the exercise price of the Option;

(h) in consideration of the grant of the Option hereunder, no claim or entitlement to compensation or damages arises from termination of the Option, and no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or an affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and Optionee’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim; and

(i) in the event of termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s rights to vest in the Option under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Committee shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of Optionee’s Option.

13. Warning: The Options and Shares issued at exercise do not constitute a public offering of securities under Hong Kong law and are available only to Employees, Consultants and Directors of the Company, its parent, Subsidiary or affiliate. The Agreement, including this Foreign Appendix, the Plan and other incidental award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the award documentation been reviewed by any regulatory authority in Hong Kong. The Options are intended only for the personal use of each eligible to Employees, Consultants and Directors of Optionee’s employer, the Company, its parent or any Subsidiary or affiliate and may not be distributed to any other person. If Optionee is in any doubt about any of the contents of the Agreement, including this Foreign Appendix, or the Plan, Optionee should obtain independent professional advice.

14. Sale of Shares. In the event the Options vest and are exercised within six months of the Grant Date, Optionee agrees that Optionee will not dispose of any Shares acquired prior to the six-month anniversary of the Grant Date.

15. Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

UNITED KINGDOM

All references to “Consultants” or “Directors” shall be removed from the Agreement.

Definitions. For purposes of the Plan and this Agreement, “Continuous Service Status” means the absence of any interruption or termination of service as an Employee. Continuous Service Status as an Employee shall not be considered interrupted in the case of: (i) sick leave;

(ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will constitute an interruption of Continuous Service Status.

The following paragraph is inserted immediately after the first paragraph of the first page of the Agreement:

The Agreement as amended pursuant to Exhibit B attached hereto forms the rules of the employee share scheme applicable to the United Kingdom based Optionees of the Company and any Subsidiaries. Only Employees of the Company or any Subsidiary of the Company are eligible to be granted Options or be issued Shares under the Agreement. Other service providers (including Consultants or non-Employee Directors) who are not Employees are not eligible to receive Options under the Agreement in the United Kingdom. Accordingly, all references in the Agreement to Optionee’s continuous service status or termination of service shall be interpreted as references to the Optionee’s employment or termination of employment.

This provision replaces Section 10 of the Agreement in its entirety:

10. Special Tax Consequences. In relation to UK-based Optionees only:

(a) Optionee agrees to indemnify and keep indemnified the Company, any Subsidiary and his/her employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes, employee’s national insurance contributions or employer’s national insurance contributions or equivalent social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by Optionee from, the Option, (2) the acquisition by Optionee of the Shares on exercise of the Option, or (3) the disposal of any Shares.

(b) The Option cannot be exercised until Optionee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Shares by Optionee. The Company shall not be required to issue, allot or transfer Shares until Optionee has satisfied this obligation.

(c) At the discretion of the Company, the Option cannot be exercised until the Optionee has entered into an election with the Company (or his/her employer) (as appropriate) in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint Election”) under which any liability of the Company and/or the employer for employer’s national insurance contributions arising in respect of the granting, vesting, exercise of or other dealing in the Option, or the acquisition of Shares on exercise of the Option, is transferred to and met by Optionee.

References to “withholding tax” in the Agreement and the Plan shall include social security contributions including national insurance contributions.

The following provisions shall be added as Sections 12 and 13 to the Agreement:

12. Tax and National Insurance Contributions Acknowledgment. Optionee agrees that if Optionee does not pay or Optionee’s employer (the “Employer”) or the Company does not withhold from Optionee the full amount of all taxes applicable to the taxable income of Optionee resulting from the grant of the Option, the vesting and exercise of the Option or the issuance of Shares (the “Tax-Related Items”) that Optionee owes due to the vesting of the Option, or the exercise of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by Optionee to the Employer, effective 90 days after the Taxable Event. Optionee agrees that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by Optionee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Optionee by the Employer, by withholding in Shares issued upon vesting and exercise of the Option or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Optionee. Optionee also authorizes the Company to delay the issuance of any Shares to the Optionee unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Optionee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Optionee is an officer or executive director and Tax-Related Items are not collected from or paid by Optionee within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to Optionee on which additional income tax and national insurance contributions may be payable. Optionee acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 4 of the Agreement.

13. Acknowledgment of Nature of Plan and Option. In accepting this Agreement, Optionee acknowledges that:

(a) for labor law purposes, the Option and the Shares subject to the Option are an extraordinary item that does not constitute wages of any kind for services of any kind rendered to the Company or to Optionee’s Employer, and the award of the Option is outside the scope of Optionee’s employment contract, if any;

(b) for labor law purposes, the Option and the Shares subject to the Option are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, its parent, or any Subsidiary or affiliate of the Company;

(c) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(d) neither the Option nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Optionee any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or affiliate;

(e) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(f) if the underlying Shares do not increase in value, the Option will have no value;

(g) if Optionee exercises the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the exercise price of the Option;

(h) in consideration of the grant of the Option hereunder, no claim or entitlement to compensation or damages arises from termination of the Option, and no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or an affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and Optionee’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim; and

(i) in the event of termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s rights to vest in the Option under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Committee shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of Optionee’s Option.

For International Optionees Only

EXHIBIT B

TO STOCK OPTION AGREEMENT

RESTORATION ROBOTICS, INC.

EXERCISE NOTICE

This Agreement (“Agreement”) is made as of                     , by and between Restoration Robotics, Inc., a Delaware corporation (the “Company”), and                      (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Restoration Robotics, Inc. 2005 Stock Plan (the “Plan”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase                      shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement for the option granted on                     , including the special provisions for Purchaser’s country of residence, if applicable, attached to thereto as Exhibit A, (the “Option Agreement”). The purchase price for the Shares shall be                      per Share for a total purchase price of $                    . The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

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(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(b) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the fair market value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Purchaser does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser and whose fees shall be borne equally by the Company and the Purchaser.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Termination of Rights. The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of the right of first refusal described in Section 3(b) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) herein and delivered to Purchaser.

4. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)	THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Purchaser may only exercise his or her rights in respect of the Plan, this Agreement and the Option Agreement to the extent that it would be lawful to do so, and the Company would not, in connection with this Agreement, be in breach of the laws of any jurisdiction to which Purchaser may be subject. Purchaser shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and a participation by Purchaser in the Plan shall be on the basis of a warranty by Purchaser that Purchaser may lawfully so participate without the Company being in breach of the laws of any such jurisdiction.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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The parties have executed this Exercise Notice as of the date first set forth above.

COMPANY: RESTORATION ROBOTICS, INC.

By:
Name:
Title:

PURCHASER

Address:

I,                     , spouse or registered domestic partner of                      have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse or registered domestic partner the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse or registered domestic partner as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse or Domestic Partner of